SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       Date of Report: September 12, 2001
                        (Date of earliest event reported)

                         iBEAM BROADCASTING CORPORATION
             (Exact name of Registrant as specified in its Charter)

            Delaware                    000-37258              94-3296895
(State or other jurisdiction of   (Commission File No.)      (IRS Employer
incorporation or organization)                            Identification No.)

645 Almanor Avenue, Suite 100
        Sunnyvale, CA                                            94085
        --------------                                    -------------------
(Address of principal executive                                (Zip Code)
           offices)

                                 (408) 523-1600

                                 --------------

              (Registrant's telephone number, including area code)

                                 --------------

         (Former name or former address, if changed since last report.)

Item 5. Other Events.

Reverse Stock Split

      On September 12, 2001, the stockholders of iBEAM Broadcasting Corporation, a Delaware corporation (the "Company") approved a one-for-ten reverse split of the issued and outstanding common stock of the Company (the "Reverse Split"). The record date for the Reverse Split was September 12, 2001. The purpose of the Reverse Split is to attempt to regain the Company's compliance with the minimum bid price requirement of $1.00 per share for continued listing on the Nasdaq National Market. Pursuant to the Reverse Split, every ten shares of the Company's issued and outstanding common stock have been converted into one share of common stock. In instances where the Reverse Split would have resulted in a stockholder becoming the holder of a fractional interest in a share of common stock, the number of shares held by such stockholder has been rounded up to the next whole share. The Company has been advised by Nasdaq that the Reverse Split will be effectuated on the Nasdaq stock market at the opening of the first trading day after the Nasdaq stock market resumes trading. The Nasdaq stock market resumed trading on September 17, 2001. The Reverse Split reduces the number of shares outstanding from approximately 128 million to approximately
12.8 million.

      On September 13, 2001, the Company issued a press release announcing the approval of the Reverse Split. The press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits.

      (a)   Financial Statements of Business Acquired - Not applicable.

      (b)   Pro Forma Financial Information - Not applicable.

      (c)   Exhibits

            The following exhibits are filed herewith:

            99.1  Press Release, dated September 13, 2001.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  iBEAM BROADCASTING CORPORATION

                                                  By: /s/ Randall K. Gausman
                                                      --------------------------
                                                      Randall K. Gausman
                                                      Chief Financial Officer

Date: September 17, 2001